Exhibit 99.1

              SJW CORP. ANNOUNCES 2007 ANNUAL AND FOURTH QUARTER
                              FINANCIAL RESULTS


     SAN JOSE, CA, February 20, 2008 - SJW Corp. (NYSE: SJW) today reported operating revenue of $206,601,000 for the year ended December 31, 2007, compared to operating revenue of $189,238,000 in 2006. Operating revenue for 2007 increased $17,363,000 over 2006 due to cumulative rate increases of $10,409,000, revenue from new customers of $3,002,000, increased customer usage of $2,784,000 and revenue from other sources of $1,168,000.

     Net income was $19,323,000 for the year ended December 31, 2007. Diluted earnings per common share for the year ended December 31, 2007 were $1.04 compared to $2.08 in 2006. The change in diluted earnings was primarily due to a $0.89 per share gain in 2006 from the sale of real estate assets. The remainder of the change was due to increased water production costs in 2007.

     Operating expenses for the year ended December 31, 2007 were $176,848,000 compared to $157,685,000 in 2006. The increase of $19,163,000 in operating expenses in 2007 versus 2006 was primarily attributable to increases in water production costs.

     Water production costs for the year ended December 31, 2007 were $86,269,000 compared to $68,803,000 in 2006. The increase of $17,466,000 in
2007 versus 2006 was attributable to $8,685,000 in additional water purchases necessitated by decreases in surface water supplies available in the California service area, $4,814,000 due to higher per unit costs for purchased water, groundwater extraction and energy and $3,967,000 due to higher customer demand, including new customers added in 2007.

     Nonwater production costs were $78,030,000 for the year ended December 31, 2007. The increase of $4,446,000 in 2007 versus 2006 was attributable to an increase of $1,555,000 in depreciation expense, an increase of $1,439,000 in maintenance expenses primarily due to a larger amount of leak repairs, an increase of $1,226,000 in administrative and general costs primarily due to higher benefit costs and increases in salaries and an increase of $226,000 in other combined expenses. Income tax expense for the year ended December 31, 2007 decreased $2,749,000 from $15,298,000 in 2006 to $12,549,000 in 2007.

Fourth Quarter Financial Results
--------------------------------

     Operating revenue for the fourth quarter ending December 31, 2007 was $47,602,000 versus $44,504,000 in 2006, an increase of $3,098,000. The increase in operating revenue was due to $2,686,000 of cumulative rate increases, $291,000 from new connections and $249,000 from other sources, partially offset by a $128,000 decrease in operating revenue due to lower customer usage.

     Net income was $3,784,000 and diluted earnings per common share were $0.20 for the quarter ended December 31, 2007, compared to $1.03 per share in 2006. On December 15, 2006, SJW Corp. sold nonutility investment properties located in San Jose, California, for an aggregate purchase price of $32,500,000, which resulted in recognizing a gain on the sale of real estate investments of $14,820,000, net of taxes of $10,192,000, or $0.81 per share. There was no corresponding sale of real estate investments in the fourth quarter of 2007.

     Water production costs for the fourth quarter of 2007 were $18,812,000 compared to $15,906,000 in 2006. The $2,906,000 difference consisted of increases of $1,464,000 due to higher per unit cost for groundwater extraction, purchased water and energy, $1,307,000 in additional purchased water due to decreased surface water supply in 2007 and $135,000 due to higher customer usage.

     Nonwater production costs in the fourth quarter of 2007 were $20,107,000 compared to $19,124,000 in 2006, due to increased depreciation expense of $564,000 resulting from higher investment in plant, $266,000 of additional administrative and general expense, $141,000 of additional maintenance expense and $12,000 of other combined expenses. Income tax expense decreased $610,000 from $2,740,000 in the fourth quarter of 2006 to $2,130,000 in the fourth quarter of 2007.

     Other comprehensive loss of $2,201,000 and $954,000, net of tax, in the full year and fourth quarter of 2007, respectively, was primarily due to changes in the market value of SJW Corp.'s investment in California Water Service Group.

     SJW Corp. management will discuss the annual and fourth quarter results in a webcast presentation available to interested parties from the company's home page, www.sjwater.com, at 10:00 A.M. Pacific time on Thursday, February 21, 2008. The webcast will be accessible until April 29, 2008.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, Canyon Lake Water Service Company and SJW Land Company. Together, San Jose Water Company and Canyon Lake Water Service Company provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas. SJW Land Company owns undeveloped land, has a majority interest in a real estate partnership, and operates commercial buildings in the states of California, Florida, Connecticut, Texas, Arizona and Tennessee.



This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



                           SJW CORP. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           AND COMPREHENSIVE INCOME
                                  (UNAUDITED)
                (In thousands, except share and per share data)

                                 THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                    DECEMBER 31                 DECEMBER 31
                                  2007         2006          2007        2006
                           ---------------------------------------------------

OPERATING REVENUE              $47,602       44,504      $206,601     189,238

OPERATING EXPENSE:
  Operation:
    Purchased water              9,223       10,663        48,596      44,896
    Power                        1,791        1,033         7,532       5,170
    Groundwater extraction
      charge                     7,798        4,210        30,141      18,737
                            --------------------------------------------------
    Total water production
      costs                     18,812       15,906        86,269      68,803

    Administrative and general   5,704        5,438        22,334      21,108
    Other                        3,934        4,011        14,907      15,095
  Maintenance                    3,022        2,881        11,628      10,189
  Property taxes and other
    nonincome taxes              1,568        1,479         6,307       5,893
  Depreciation and amortization  5,879        5,315        22,854      21,299
  Income taxes                   2,130        2,740        12,549      15,298
                              ------------------------------------------------
Total operating expense         41,049       37,770       176,848     157,685
                              ------------------------------------------------
OPERATING INCOME                 6,553        6,734        29,753      31,553
Sale of real estate investments,
  net of taxes of $10,192 and
  $11,248 in the quarter and year
  ended 2006                         -       14,820             -      16,355
Interest on long-term debt      (2,753)      (2,455)      (10,912)     (9,292)
Dividend income                    319          316         1,276       1,265
Other, net                        (335)        (365)         (794)     (1,300)
                              ------------------------------------------------
NET INCOME                     $ 3,784       19,050      $ 19,323      38,581
                              ================================================
Other comprehensive income (loss):
  Other comprehensive income
  (loss)                       $(1,617)      10,016      $ (3,730)      8,586
  Income taxes                     663       (4,091)        1,529      (3,505)
                             ------------------------------------------------
Other comprehensive income
  (loss), net                  $  (954)       5,925      $ (2,201)      5,081
                              ------------------------------------------------
COMPREHENSIVE INCOME           $ 2,830       24,975      $ 17,122      43,662
                              ================================================
Earnings per share
  -Basic                       $  0.21         1.04      $   1.05        2.11
  -Diluted                        0.20         1.03          1.04        2.08

Dividends per share            $  0.15         0.14      $   0.60        0.57

Weighted average shares outstanding
 -Basic                     18,361,479   18,281,285    18,334,352   18,275,505
 -Diluted                   18,581,051   18,497,186    18,552,228   18,528,896





                          SJW CORP. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                 (In thousands)

                                                   DECEMBER 31   DECEMBER 31
ASSETS                                                    2007          2006
                                                   -------------------------
UTILITY PLANT:
  Land                                                $  5,695         4,837
  Depreciable plant and equipment                      778,277       716,679
  Construction in progress                              24,298        10,863
  Intangible assets                                      8,040         8,040
                                                      ----------------------
      Total utility plant                              816,310       740,419
Less accumulated depreciation and amortization         255,025       234,173
                                                      ----------------------
      Net utility plant                                561,285       506,246
REAL ESTATE INVESTMENTS:                                88,029        43,868
Less accumulated depreciation                            3,834         3,303
                                                      ----------------------
      Net real estate investments                       84,195        40,565
CURRENT ASSETS:
  Cash and equivalents                                   2,354         3,788
  Accounts receivable and accrued unbilled
    utility revenue                                     26,823        22,634
  Sale proceeds held in trust account                        -        31,261
  Prepaid expenses and other                             2,414         2,470
                                                      ----------------------
      Total current assets                              31,591        60,153
OTHER ASSETS:
  Investment in California Water Service Group          40,720        44,438
  Unamortized debt issuance and reacquisition costs      3,345         3,220
  Regulatory assets                                     44,712        50,483
  Other                                                  1,478         1,437
                                                      ----------------------
      Total other assets                                90,255        99,578
                                                      ----------------------
                                                      $767,326      $706,542
                                                      ======================
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
    Common stock                                      $  9,564       $ 9,522
    Additional paid-in capital                          18,723        16,267
    Retained earnings                                  195,331       186,876
    Accumulated other comprehensive income              13,316        15,517
                                                      ----------------------
        Total shareholders' equity                     236,934       228,182
    Long-term debt, less current portion               216,312       163,648
                                                      ----------------------
        Total capitalization                           453,246       391,830
CURRENT LIABILITIES:
    Line of credit                                       5,000        15,500
    Current portion of long-term debt                      622           485
    Accrued groundwater extraction charge and
      purchased water                                    5,595         4,244
    Purchased power                                        514           301
    Accounts payable                                     9,268         7,267
    Accrued interest                                     4,522         3,871
    Other current liabilities                            7,433         6,256
                                                      ----------------------
        Total current liabilities                       32,954        37,924

DEFERRED INCOME TAXES                                   76,378        83,347
ADVANCES FOR AND CONTRIBUTIONS IN AID OF CONSTRUCTION  175,167       163,180
POSTRETIREMENT BENEFITS                                 23,357        26,298
OTHER NONCURRENT LIABILITIES                             6,224         3,963
                                                      ----------------------
                                                      $767,326      $706,542
                                                      ======================